Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Form S-8 (No.333-220776) pertaining to the 2017 Omnibus Incentive Plan of The Simply Good Foods Company and
(2)	Registration Statement Form S-1 (No.333-220775) and related prospectus of The Simply Good Foods Company and
(3)	Registration Statement Form S-1 (No.333-217244) and related prospectus of The Simply Good Foods Company;

of our report dated November 9, 2017 with respect to the consolidated financial statements included in the Annual Report (Form 10-K) of The Simply Good Foods Company for the year ended August 26, 2017.

/s/ Ernst & Young LLP

Denver, Colorado

November 15, 2017